                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

                       FOR SEC FILINGS ON FORMS 4 AND 144
                           IN RESPECT OF SECURITIES OF
                             MF GLOBAL HOLDINGS LTD.

Pursuant to this power of attorney (the "Power of Attorney"), the undersigned, an authorized representative of Man Group UK Limited, hereby constitutes and appoints each of Anthony A. Lopez III, Per B. Chilstrom and Kristyn Walker or
any one of them acting alone, as its true and lawful attorney-in-fact and agent
(each, an "attorney-in-fact"), with full power of substitution and resubstitution for it in its name and stead in any and all capacities, to sign and file for and on its behalf, in respect of any acquisition, disposition or other change in ownership of any shares of common stock, par value $1.00 per share, of MF Global Holdings Ltd. (the "Company"), the following:

        (i)     any Statement of Changes of Beneficial Ownership of Securities
                on Form 4 to be filed with the United States Securities and
                Exchange Commission (the "SEC");

        (ii)    any Notice of Proposed Sale of Securities on Form 144 to be
                filed with the SEC; and

        (iii)   any and all agreements, certificates, receipts, or other
                documents in connection therewith.

The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information.

The undersigned hereby grants unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact or substitute may do or cause to be done by virtue hereof.

The undersigned acknowledges that:

        (i)     neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), or the United States Securities
                Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the
                undersigned for profit disgorgement under Section 16(b) of the
                Exchange Act; and

        (ii)    this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Securities Act or the Exchange Act, including without limitation the reporting requirements under Section 16 of the
                Exchange Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney.

Date:  May 26, 2010                    /s/ Kevin Hayes
                                        ---------------------------------------
                                        Name: Kevin Hayes
                                        Title: Director